Exhibit 99.3

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,483	$5,292
Restricted cash	39	1,312
Trade accounts receivable, net	8,250	12,238
Inventory	638	1,159
Investment in direct financing leases	1,621	1,755
Prepaids and other current assets	2,119	2,063
Total current assets	14,150	23,819

Property and equipment, net	3,897	4,313
Operating lease equipment, net	4	11
Software development costs, net	8,448	7,289
Investment in direct financing leases, net of current portion	2,685	2,907
Intangibles and other assets, net	31,022	33,064
Goodwill	24,468	24,468
Total assets	$84,674	$95,871

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Revolving line of credit	$35,500	$—
Accounts payable	3,410	3,298
Accrued liabilities	3,554	4,969
Deferred revenue	11,082	13,946
Customer deposits	2,249	3,526
Capital lease obligations	342	403
Non-recourse lease notes payable	1,445	1,702
Current portion of long term debt	220	216
Convertible notes payable	7,000	—
Other current liabilities	249	405
Total current liabilities	65,051	28,465

Revolving line of credit	—	37,500
Deferred revenue, net of current portion	342	480
Capital lease obligation, net of current portion	—	141
Non-recourse lease notes payable, net of current portion	2,536	2,583
Long term debt, net of current portion	178	289
Convertible notes payable	—	7,000
Deferred income taxes, net of current portion	3,527	3,527
Other non-current liabilities	802	690
Total liabilities	72,436	80,675

Commitments and contingencies
Stockholders' equity:
Common stock, no par value; 100,000,000 shares authorized; shares issued and outstanding, 19,443,784 and 19,168,784, respectively	—	—
Preferred stock, no par value; 20,000,000 shares authorized, no shares outstanding	—	—
Additional paid-in capital	73,959	73,402
Accumulated deficit	(61,721)	(58,206)
Total stockholders' equity	12,238	15,196
Total liabilities and stockholders' equity	$84,674	$95,871

The accompanying notes are an integral part of these consolidated financial statements.

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended June 30, 2009 and 2008

(in thousands, except per share data)

	2009	2008
	(unaudited)
Revenues:
Financial institution services	$13,776	$17,510
Retail inventory management services	1,500	1,974
Other products and services	1,009	1,005
Total revenues	16,285	20,489

Cost of Revenues:
Financial institution services	4,042	4,151
Retail inventory management services	197	215
Other products and services	698	601
Gross profit	11,348	15,522

Operating Expenses:
General and administrative	5,184	6,404
Selling and marketing	4,221	5,027
Research and development	2,028	1,646
Amortization	929	1,409
Other operating (income) expenses	(63)	24
Total operating expenses	12,299	14,510
Operating (loss) income	(951)	1,012

Interest expense, net	485	461

(Loss) income before income taxes	(1,436)	551

Income tax provision	65	229

Net (loss) income	$(1,501)	$322

(Loss) income per share:
Basic	$(0.08)	$0.02
Diluted	$(0.08)	$0.02

The accompanying notes are an integral part of these consolidated financial statements.

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the six months ended June 30, 2009 and 2008

(in thousands, except per share data)

	2009	2008
	(unaudited)
Revenues:
Financial institution services	$28,813	$33,879
Retail inventory management services	3,112	3,951
Other products and services	2,706	1,854
Total revenues	34,631	39,684

Cost of Revenues:
Financial institution services	8,427	7,891
Retail inventory management services	408	447
Other products and services	1,942	1,097
Gross profit	23,854	30,249

Operating Expenses:
General and administrative	10,864	12,673
Selling and marketing	9,044	10,410
Research and development	4,178	3,502
Amortization	1,894	2,595
Other operating expenses	270	40
Total operating expenses	26,250	29,220
Operating (loss) income	(2,396)	1,029

Interest expense, net	1,025	1,380

Loss before income taxes	(3,421)	(351)

Income tax provision (benefit)	94	(160)

Net loss	$(3,515)	$(191)

Loss per share:
Basic	$(0.18)	$(0.01)
Diluted	$(0.18)	$(0.01)

The accompanying notes are an integral part of these consolidated financial statements.

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2009 and 2008

(in thousands)

	2009	2008
	(unaudited)
Cash flows from operating activities:
Net loss	$(3,515)	$(191)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,684	4,279
Depreciation on operating lease equipment	5	6
Deferred income taxes	—	(162)
Amortization of debt issuance cost and discount	110	91
Stock compensation expense	557	416
Amortization of lease income and initial direct costs	(242)	(292)
Loss on write-down or disposal of property and equipment and software development costs	6	22
Deferred gain on land sale	(8)	(8)
Gain on sale of leased equipment	—	(10)
Unrealized gain on interest rate swap	(156)	(36)
Loss on sale of core processing and WinTELLER assets	20	—
Changes in assets and liabilities:
Restricted cash and customer deposits	(4)	2,270
Trade accounts receivable	3,988	(122)
Inventory	521	(306)
Prepaids and other current assets	(42)	(37)
Other non-current assets	63	—
Accounts payable	109	(228)
Accrued liabilities	(1,413)	1,129
Deferred revenue	(2,989)	(396)
Other non-current liabilities	118	(58)
Net cash provided by operating activities	812	6,367

Cash flows from investing activities:
Acquisition of Alogent, net of cash acquired	—	(32,999)
Acquisition of businesses, net of cash acquired	—	(25)
Proceeds from lease termination	2	10
Investment in direct financing leases	(315)	(201)
Lease receivables collected	913	862
Additions to property and equipment	(560)	(1,395)
Software development costs	(1,821)	(1,537)
Additions to intangibles and other assets	(227)	(280)
Proceeds from sale of property and equipment	—	18
Net cash used in investing activities	(2,008)	(35,547)

-  Continued  -

The accompanying notes are an integral part of these consolidated financial statements.

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

For the six months ended June 30, 2009 and 2008

(in thousands)

	2009	2008
	(unaudited)
Cash flows from financing activities:
Proceeds from line of credit	1,000	33,500
Payments on line of credit	(3,000)	(1,000)
Payments on capital lease obligation	(202)	(208)
Proceeds from non-recourse lease note payable	626	683
Payments of non-recourse lease note payable	(930)	(940)
Payment of long term debt	(107)	—
Net cash (used in) provided by financing activities	(2,613)	32,035

Net change in cash and cash equivalents	(3,809)	2,855

Cash and cash equivalents at the beginning of period	5,292	2,648
Cash and cash equivalents at the end of period	$1,483	$5,503

Supplemental non-cash information:
Issuance of additional 1,889,469 common shares as purchase consideration in the Alogent acquisition	$—	$2,638
Issuance of convertible note payable as purchase consideration in the Alogent acquisition	$—	$7,000
Purchase of software licenses through issuance of long-term debt	$—	$462

The accompanying notes are an integral part of these consolidated financial statements.

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Organization and Basis of Presentation

Goldleaf Financial Solutions, Inc. (“Goldleaf” or the “Company”) offers a strategic suite of integrated technology and payment processing solutions to financial institutions of all sizes. Goldleaf’s products and services enable financial institutions to succeed in today’s competitive market, solidify their trusted financial relationships, expand their presence, and improve profitability through the efficient use of technology.

We generate revenue from the following three main sources:

•                  Financial institution services, which include:

•                  Payment solutions, and

•                  Lending solutions

•                  Retail inventory management services; and

•                  Other products and services

The accompanying consolidated financial statements are unaudited and include the accounts of Goldleaf Financial Solutions, Inc. and its wholly owned subsidiaries. All intercompany transactions and accounts have been eliminated.  The Company operates in two reportable segments, financial institution services and retail inventory management services.

In the opinion of management, all adjustments, normal and recurring in nature, necessary for the fair presentation of the consolidated financial statements have been included. Additionally, certain amounts reported in prior periods have been reclassed to conform to current presentation.

Interim results are not necessarily indicative of results for the full year.  The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial reporting, and with the instructions of Form 10-Q and Article 10 of Regulation S-X and accordingly they do not include all the information and footnotes required in the annual consolidated financial statements and accompanying footnotes.  These consolidated financial statements and notes should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Our significant accounting policies include revenue recognition, software development, income taxes, acquisition accounting, accounting for long-lived assets, intangibles assets, and goodwill.  Please refer to our critical accounting policies as described in our annual financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 for a more detailed description of these accounting policies.

2. Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141(R)”), which replaces SFAS No. 141, Business Combinations. SFAS 141(R) generally retains the underlying concepts of SFAS 141 because it requires all business combinations to be accounted for at fair value under the acquisition method of accounting, but it changes how the acquisition method of accounting is applied in a number of significant aspects. Acquisition costs will be expensed as incurred; contingent consideration will be recorded at fair value on the date of acquisition; restructuring costs associated with a business combination will be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date will affect the income tax provision. SFAS 141(R) is effective on a prospective basis for all of the Company’s business combinations with an acquisition date on or after January 1, 2009, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. We adopted SFAS 141(R) and concluded it had no material impact on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (an amendment of FASB Statement No. 133) (“SFAS 161”), which requires enhanced disclosures for derivative and hedging activities. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early application is encouraged. We adopted SFAS 161, which became effective January 1, 2009, and the required disclosures have been included in Note 9. “Derivative”, to the consolidated financial statements.

In April 2008, the FASB issued Staff Position No. FAS 142-3, The Determination of the Useful Life of Intangible Assets (“FSP 142-3”), which amends the factors that should be considered in developing renewal or extension assumptions used to determine useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). The intent is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R), and other U.S. generally accepted accounting principles. We adopted FSP 142-3, which became effective January 1, 2009, and concluded it had no material impact on our consolidated financial statements.

In April 2009, the FASB issued Staff Position No. 107-1, Interim Disclosures About Fair Value of Financial Instruments (“FSP 107-1”).  FSP 107-1 extends the disclosure requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments, to interim financial statements of publicly traded companies.  FSP 107-1 requires disclosures of the fair value of all financial instruments, with the exception of a few, that must be presented together with the carrying value of the financial instruments in a manner that clearly distinguishes between assets and liabilities and indicates where the amounts are reported on the balance sheet.  It also requires disclosure on the methods and significant assumptions used to estimate fair value.  We have adopted FSP 107-1, which became effective in our interim reporting for the three months ended June 30, 2009, and the required disclosures have been included in Note 8. “Fair Value Measurements”.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”).  SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  SFAS 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether the date represents the date the financial statements were issued or were available to be issued.  We have adopted SFAS 165, which became effective for the first interim period ending after June 15, 2009, and the required disclosures have been included in Note 11. “Subsequent Events”.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting, (“SFAS 168”).  SFAS 168 represents the last numbered standard to be issued by FASB under the old, or pre-codification numbering system, and amends the GAAP hierarchy established under SFAS 162.  On July 1, 2009, the FASB launched FASB’s new Codification entitled The FASB Accounting Standards Codification.  The Codification will supersede all existing non-SEC accounting and reporting standards.  SFAS 168 is effective in the first interim and annual periods ending after September 15, 2009.  This pronouncement will have no effect on our financial statements upon adoption other than current references to GAAP which will be replaced with references to the applicable codification paragraph.

3. Commitments and Contingencies

Revolving Line of Credit and Long-Term Debt

On August 14, 2009, we executed a Fourth Amendment and Waiver (the “Fourth Amendment”)  to our Second Amended and Restated Credit Agreement with Bank of America, N.A., Wachovia Bank, N.A., and The People’s Bank of Winder, dated November 30, 2006, as amended on January 17, 2008, December 24, 2008, and February 18, 2009.

Pursuant to the Fourth Amendment, Bank of America, N.A., as Agent, waived the Company’s non-compliance with the debt to EBITDA ratio as of June 30, 2009.  The Company also agreed that it would not borrow in excess of $40.0 million under the credit facility until such time as the Company was back in compliance with the funded debt to EBITDA ratio.  Furthermore, beginning September 1, 2009, the pricing of the credit facility will change so that the Company will begin paying a rate of 4.75% per annum over LIBOR for LIBOR loans and letters of credit, a rate of 3.75% per annum over the bank’s Base Rate for Base Rate loans instead of rates based on a sliding scale.  In addition, the lending group will now charge a 0.75% commitment fee on the unused portion of the Company’s $45.0 million debt facility.  These changes will remain in effect until the Company is back in compliance with the debt to EBITDA ratio.  Bank of America, as agent under the credit facility, charged a 25 basis point fee for the amendment.

The revolving line of credit is classified as a current liability as of June 30, 2009, compared to a long term liability as of December 31, 2008, as the maturity date of the credit agreement, which is January 15, 2010, causes this liability to be due in less than one year from the balance sheet date.  As of June 30, 2009 and December 31, 2008 we owed $35.5 million and $37.5 million, respectively, on the revolving line of credit.   We were in compliance with all restrictive non-financial covenants and all but one financial covenant (the funded debt to EBITDA) as of June 30, 2009.

The material terms of the syndicated credit facility are as follows:

•                  the revolving loan commitment is $45.0 million, yet we have agreed to only borrow $40.0 million until such time as we are back in compliance with the funded debt to EBITDA ratio;

•                  the limit on annual capital expenditures is $7.0 million;

•                  4.75% per annum over LIBOR for LIBOR loans and letters of credit, 3.75% per annum over the banks’ Base Rate for Base Rate loans, along with a 0.75% commitment fee for the unused portion of the credit facility up to $40.0 million;

•                  the funded debt to EBITDA ratio (as defined) is 3.0;

•                  the senior funded debt to EBITDA ratio (as defined) is 3.0; and

•                  the Company is to maintain a fixed charge coverage ratio (as defined) of not less than 2:1.

The Company executed convertible notes of $7.0 million delivered to the Alogent shareholders on January 17, 2008, having a 24 month term and a 7.0% annual interest rate payable quarterly in arrears. The principal under the notes is convertible, at the option of the holder, into shares of our common stock at a conversion price of $4.50 per share.   These notes have a maturity date of January 17, 2010 and are classified as a current liability as of June 30, 2009 compared to a long-term liability as of December 31, 2008.

If the Company is unable to complete the proposed merger with Jack Henry & Associates, Inc., it would need to refinance its debt. The Company’s ability to continue as a going concern would be contingent upon its ability to secure financing. There can be no assurances that refinancing would be available to the Company at all or on favorable terms.

Legal Proceedings

We are not currently a party to, and none of our material properties is currently subject to, any material litigation other than routine litigation incidental to our business.

Employment Agreements

The Company has entered into employment agreements, severance agreements and change of control agreements with certain executive officers and employees of the Company, most of which the Company acquired through its various acquisitions. These agreements provide for compensation to the individuals in the form of annual base salaries and, occasionally, bonuses. As of June 30, 2009, the Company had six employment agreements, four severance agreements, and eight change of control agreements. The employment agreements provide for severance benefits, ranging up to 24 months, upon the occurrence of certain events, including a change in control, as defined in the individual agreements. The severance agreements provide for severance benefits ranging from two to six months, depending on the circumstances under which the employee separates from the Company. The change in control agreements provide for severance benefits ranging from six to 12 months if the individual’s employment terminates following a change of control.

See also Note 11. Subsequent Events that discusses amendments to employment and change in control agreements.

Earn out Agreements

In our May 2007 asset purchase agreement with Data Trade, we agreed to a twenty-four month earn out following the acquisition date based on EBITDA targets. In 2008, we paid $2.2 million of this earn out liability for the first twelve months of the earn out period. The EBITDA target was not met for the second twelve month period ending April 30, 2009 and, therefore, we do not owe additional funds to the shareholders related to the asset purchase agreement.

4. Comprehensive Loss

Comprehensive income (loss) for the three and six months ended June 30, 2009 and 2008 was, in each case, comprised solely of net income (loss).

5. Net Income (Loss) per Share

Basic income or loss per share is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted income per share is computed by dividing net income or loss available to common stockholders by the weighted average number of dilutive common and common equivalent shares outstanding during the fiscal year, which includes the additional dilution related to conversion of stock options as computed under the treasury stock method.

The following table is a reconciliation of the Company’s basic and diluted loss or income per share in accordance with SFAS No. 128 (in thousands, except per share data):

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Net (loss) income	$(1,501)	$322	$(3,515)	$(191)

Basic (loss) income per share:
Weighted average common shares outstanding	19,404	19,169	19,286	18,992
Basic (loss) income per share	$(0.08)	$0.02	$(0.18)	$(0.01)
Diluted (loss) income per share:
Weighted average common shares outstanding	19,404	19,169	19,286	18,992
Dilutive common share equivalents	—	—	—	—
Total diluted shares outstanding	19,404	19,169	19,286	18,992
Diluted (loss) income per share	$(0.08)	$0.02	$(0.18)	$(0.01)

All employee stock options and contingently issuable common shares were excluded from diluted loss per share for the three and six months ended June 30, 2009 and 2008 as the effect would be anti-dilutive.

6. Income Taxes

The effective tax rates for the three and six months ended June 30, 2009 were (4.5%) and (2.7%) compared to 41.6% and 45.6% for the three and six months ended June 30, 2008.   For the three months ended June 30, 2009, tax expense totaled $65,000 and consisted of federal and state income tax benefit of approximately $0.5 million offset by foreign income tax expense of approximately $65,000, and a valuation allowance of $0.5 million. For the six months ended June 30, 2009, tax expense totaled $94,000 and consisted of federal and state income tax benefit of approximately $1.2 million offset by foreign income tax expense of approximately $94,000, and a valuation allowance of $1.2 million.  For the three and six months ended June 30, 2008, tax expense (benefit) totaled $0.2 million and ($0.2) million, respectively.  The primary reason for the difference between the effective tax rates period-over-period is due to the Company’s valuation allowance that was recorded against deferred tax assets for the three and six months ended June 30, 2009.

As of June 30, 2009 and December 31, 2008, the Company believed that it is more likely than not that the Company will not be able to generate sufficient taxable income in future years in order to realize the deferred tax assets that are recorded, with certain exceptions. As such a valuation allowance of $5.9 million and $4.7 million has been provided against the Company’s federal and state deferred tax assets as of June 30, 2009 and December 31, 2008, respectively.

7. Stock Compensation

As of June 30, 2009, there was $1.5 million of unrecognized total compensation cost related to unvested share-based compensation arrangements.  We expect to recognize this cost over a weighted-average period of approximately 1.8 years.

8. Fair Value Measurements

Effective January 1, 2008, we adopted SFAS No. 157, Fair Value Measurements (“SFAS 157”), as it applies to our financial instruments.  SFAS 157 defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Under SFAS 157, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. SFAS 157 establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices in an active market for identical assets or liabilities. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data.

The following table provides information on the assets and liabilities we measure at fair value on a recurring basis (in thousands).

	Carrying amount in consolidated		Fair value measurements using
	balance sheets	Fair Value	Level 1	Level 2	Level 3

Interest rate swap liability as of June 30, 2009	$249	$249	$—	$249	$—

Interest rate swap liability as of December 31, 2008	$405	$405	$—	$405	$—

We determined the fair value of the derivative instrument shown in the table above by using external broker statements which use widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows. The analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market based inputs.

To meet the reporting requirements of FASB Staff Position No. 107-1 and APB Opinion No. 28-1, Interim Disclosures about Fair Value of Financial Instruments, the Company estimates the fair value of financial instruments.  At June 30, 2009 and December 31, 2008, there were no material differences in the book values of the Company’s financial instruments and their related fair values due to their short term nature.  Financial instruments primarily consist of cash, accounts receivable, accounts payable, and debt instruments.

9. Derivative

The Company does not enter into derivatives or other financial instruments for trading or speculative purposes; however, in order to manage its exposure to interest rate risk from the Company’s existing credit facility, on January 30, 2008, the Company entered into an interest rate swap (the “Swap”) with a notional amount of $20.0 million, receiving a one month LIBOR interest rate while paying a fixed rate of 2.95% over the period beginning February 8, 2008 and ending November 30, 2009. The effect of the Swap is to lock the LIBOR component interest rate on $20.0 million of one month floating rate LIBOR debt at 2.95%.  As of June 30, 2009 and December 31, 2008 the Swap had an estimated negative fair value equal to $0.2 million and $0.4 million, respectively, as classified under other current liabilities in the consolidated balance sheets. The estimated fair value of the Swap may rise and fall over the life of the Swap as market expectations of future floating LIBOR interest rates change in relation to the fixed rate of 2.95%. The recorded gains (losses) for the three and six month periods ended June 30, 2009 and 2008,  that are recorded in interest expense, net in the consolidated statements of operations, in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”) are as follows:

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Unrealized gain on Swap	$93	$270	$156	$36

This Swap agreement contains provisions whereby if we default on our credit facility, we may also be deemed in default of our interest rate swap obligation.  The fair value of our swap is in a liability position and totals approximately $0.2 million as of June 30, 2009.  This Swap agreement shares the same collateral as that of our credit facility and no other collateral has been posted against this obligation.  If we were to default on our agreement, we may be required to settle our obligation at the amount that would approximate the then fair value of the derivative.

10. Segment Information

The Company operates in two reportable segments: financial institution services and retail inventory management services. The Company presents its segment reporting under SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. Additionally, $1.5 million of the goodwill originating from the Towne acquisition has been allocated to the retail inventory management services segment and is therefore included in the segment’s total assets as of June 30, 2008.  The $1.5 million of goodwill originating from the Towne acquisition was included in the goodwill impairment recorded as of December 31, 2008.

The following table summarizes the financial information concerning the Company’s reportable segments for the three and six months ended June 30, (in thousands):

	Three months ended June 30, 2009			Three months ended June 30, 2008
	Financial Institution Services	Retail Inventory Management Services	Total	Financial Institution Services	Retail Inventory Management Services	Total

Revenues	$14,785	$1,500	$16,285	$18,515	$1,974	$20,489

Gross profit	$10,045	$1,303	$11,348	$13,763	$1,759	$15,522

Total expenditures for additions to long-lived assets	$1,416	$39	$1,455	$1,556	$3	$1,559

	Six months ended June 30, 2009			Six months ended June 30, 2008
	Financial Institution Services	Retail Inventory Management Services	Total	Financial Institution Services	Retail Inventory Management Services	Total

Revenues	$31,519	$3,112	$34,631	$35,733	$3,951	$39,684

Gross profit	$21,150	$2,704	$23,854	$26,745	$3,504	$30,249

Assets	$83,377	$1,297	$84,674	$133,650	$3,155	$136,805

Total expenditures for additions to long-lived assets	$2,541	$67	$2,608	$3,187	$25	$3,212

Goodwill	$24,022	$446	$24,468	$56,959	$2,070	$59,029

Total gross profit by segment reconciles to operating income as follows (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Gross profit	$11,348	$15,522	$23,854	$30,249
Less: operating expenses	(12,299)	(14,510)	(26,250)	(29,220)
Operating income (loss)	$(951)	$1,012	$(2,396)	$1,029

11. Subsequent Events

We have evaluated the period from June 30, 2009, the date of the financial statements, through August 19, 2009, the date of the issuance and filing of the financial statements for subsequent events.  The following subsequent events occurred during this period.

Amendment to Credit Agreement

On August 14, 2009, we executed a Fourth Amendment to Credit Agreement, Consent and Waiver.  The details of this amendment are further explained in Note 3. Commitments and Contingencies.

Execution of Merger Agreement

On August 16, 2009 we entered into an Agreement and Plan of Merger or Merger Agreement with Jack Henry & Associates, Inc., a Delaware corporation or Jack Henry and Peachtree Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Jack Henry.  Under the terms of the Merger Agreement, Peachtree Acquisition Corporation will be merged with and into Goldleaf, with Goldleaf continuing as the surviving corporation and a wholly-owned subsidiary of Jack Henry.

At the effective time of the Merger, each outstanding share of our common stock, other than any shares owned by Goldleaf, Jack Henry, or Peachtree Acquisition Corporation will be cancelled and converted into the right to receive $0.98 in cash, without interest.

We, Jack Henry, and Peachtree Acquisition Corporation have made customary representations, warranties and covenants in the Merger Agreement.  Many of our representations and warranties are qualified by a materiality or material adverse effect standard.

Our Board of Directors unanimously approved the Merger Agreement on August 16, 2009.

The Merger Agreement subjects us to a “no-shop” restriction on our ability to solicit third party proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a “fiduciary-out” provision that allows Goldleaf to provide information and participate in discussions with third parties that that have delivered, or are reasonably likely to deliver, a “superior proposal,” as defined in the Merger Agreement, if our board determines, in good faith and after consultation with advisors, that it is required to do so in order to comply with its fiduciary duties .

We may terminate the Merger Agreement under certain circumstances, including if our board determines in good faith that we have received a superior proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, we must pay a fee of $1.5 million to Jack Henry.

Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by our shareholders and other customary closing conditions. The liability of Jack Henry and Peachtree Acquisition Corporation for monetary damages under the Merger Agreement, including monetary damages resulting from Jack Henry’s refusal to consummate the Merger when required by the Merger Agreement, is capped at $20 million.  The parties expect to close the Merger late in the third quarter or early in the fourth quarter of this year.

The above summary of the Merger does not set forth all details of the Merger and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to this quarterly report, which we incorporate to this description by reference.

This description may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Jack Henry. In connection with the proposed acquisition, we intend to file relevant materials with the SEC, including a proxy statement on Schedule 14A. SHAREHOLDERS OF GOLDLEAF ARE URGED TO READ GOLDLEAF’S PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s web site, http://www.sec.gov, and our shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from the Company. Such documents are not currently available.

We, our directors, and our executive officers may be deemed to be participants in the solicitation of proxies from the holders of our common stock in respect of the proposed transaction. Information about our directors and executive officers is set forth in the proxy statement for our 2009 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2009. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Amendment to Employment and Change in Control Agreements

In connection with the execution of the Merger Agreement, the Company negotiated reductions in the amounts that could have been payable to several of our senior employees following the consummation of the Merger, in order to directly increase the merger consideration payable to the shareholders of the Company.  These employees included two of our named executive officers, Lynn Boggs and Dan Owens.  The agreements providing for these reductions are described below.

On August 16, 2009, we executed a Payment Waiver Agreement with Mr. Boggs.  In the Payment Waiver Agreement, Mr. Boggs agreed to waive both the right to receive $235,077 of the total change of control payments to which he could be entitled following the Merger, and the right to continuation of his stock options following the Merger.  Mr. Boggs executed the Payment Waiver Agreement in order to induce Jack Henry to directly increase the merger consideration payable to the shareholders of the Company by $318,875.  The provisions of the Payment Waiver Agreement will only be effective if the Merger is consummated.

On August 16, 2009, we executed a First Amendment to our Change in Control Severance Pay Agreement or First Amendment with Mr. Owens.  In the First Amendment, Mr. Owens agreed to reduce the $230,000 to which he could be entitled following the Merger to $211,600.  Mr. Owens executed the First Amendment in order to induce Jack Henry to directly increase the merger consideration payable to the shareholders of the Company by $18,400.  The provisions of the First Amendment will only be effective if the Merger is consummated.